UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 17, 2006

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, El Paso Electric Company (the “Company”) entered into a rate agreement with the City of El Paso (the “City”) on July 21, 2005 (the “Rate Agreement”). Pursuant to the terms of the Rate Agreement, the Company and the City agreed that the Company would credit to its Texas customers 25% of Texas jurisdictional off-system sales margins and wheeling revenues and that the Company would retain 75% of such margins and revenues. The sharing mechanism is tied to the rate freeze which expires June 30, 2010 subject to five-year extensions upon request by the Company and consent by the City. This sharing provision of the Rate Agreement requires a variance to the substantive rules of the Public Utility Commission of Texas (“PUCT”), and the Company sought PUCT approval of the sharing provision of the Rate Agreement in PUCT Docket No. 32289 filed on January 17, 2006. On July 31, 2006, the Company, along with the PUCT staff, the City and a large industrial customer filed a non-unanimous stipulation with the PUCT which supported the requested off-system margin sharing and extended the rate freeze and earnings sharing provisions of the Rate Agreement to Texas customers outside the City (the “Stipulation”). If the PUCT does not approve the sharing provisions of the Rate Agreement, the Company and the City have agreed to negotiate in good faith to amend the agreement to achieve a similar economic result to the parties.

On October 17, 2006, the Company entered into a settlement agreement (the “Settlement Agreement”) with the Office of the Attorney General of the State of Texas (the “State”) regarding PUCT Docket No. 32289. Under the terms of the Settlement Agreement, the State agreed that it would not oppose the Rate Agreement or the Stipulation. The Company agreed that, upon expiration of the Rate Agreement on June 30, 2010, the Company would credit to its Texas customers 90% of Texas jurisdictional off-system sales margins. This provision is not binding on the PUCT or other settling parties. Further, after the expiration of the Rate Agreement, the Company agreed that it will begin treating its wheeling expenses and revenues associated with non-native load in a manner consistent with then-existing PUCT rules and other substantive and procedural law. In addition, the Company agreed that, upon the expiration of the Rate Agreement, it would file a full base rate case with the PUCT and the applicable cities having original rate jurisdiction if requested to do so by the PUCT staff, the City, the State or the Texas Office of Public Utility Counsel. The Company also retained the right to voluntarily file a full base rate case. The Company currently anticipates that it will need base rate relief in that time frame.

The PUCT conducted a hearing in Docket No. 32289 on October 18, 2006, and no parties filed any opposition to the Company’s request for PUCT approval of the sharing provisions of the Rate Agreement. The Company expects a decision from the PUCT in this docket in December 2006 or January 2007. The Company is unable to predict how the PUCT will rule in this matter.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1.

A press release regarding this matter is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Settlement Agreement dated October 17, 2006 between the State of Texas and El Paso Electric Company

99.1	Press release dated October 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Gary Sanders
Gary Sanders
General Counsel

Dated: October 23, 2006